Exhibit 10.3

WESTERN URANIUM & VANADIUM CORP.

INCENTIVE STOCK OPTION PLAN

(Rolling 10%)

As of October 1, 2021

1. Purpose

1.01 The purpose of the Incentive Stock Option Plan (the “Plan”) is to promote the profitability and growth of WESTERN URANIUM & VANADIUM CORP. (the “Company”) by facilitating the efforts of the Company and its subsidiaries to obtain and retain key individuals. The Plan provides an incentive for and encourages ownership of the Company’s shares by its key individuals so that they may increase their stake in the Company and benefit from increases in the value of the Company’s shares.

2. Administration

2.01 The Plan will be administered by the Company’s Board of Directors (the “Board”).

2.02 The Plan shall be administered in accordance with all applicable laws and regulations, including the policies of any stock exchange, over-the-counter marketplace, or quotation/system service upon which the Company’s securities are listed or traded (if any).

2.03 The Board will be authorized, subject to the provisions of the Plan, to adopt such rules and regulations as it deems consistent with the Plan’s provisions and, in its sole discretion, to designate options (“Options”) to purchase shares of the Company pursuant to the Plan. The Board may delegate to a committee the authority to exercise any or all power and authority of the Board under this Plan, including the authority with respect to option grants and/or exercises, all to the extent stipulated by the Board when so delegated. The Board may authorize one or more individuals of the Company to execute, deliver and receive documents on behalf of the Board.

3. Eligibility

3.01 Each person (an “Optionee”) who is a consultant, director, employee in relation to the Company or any subsidiary (or is otherwise qualified or authorized to be granted stock options as equity-based incentive compensation under applicable securities laws and regulations and the rules of any exchange, over-the-counter marketplace, or quotation/system service upon which the Company’s securities are listed or traded, is eligible to be granted one or more Options. Notwithstanding the above, such consultants, directors, employees or other qualified/authorized parties may only be granted Options if they are bona fide consultants, employees, directors or other qualified authorized parties, as the case may be.

3.02 Nothing in the Plan or in any Option shall confer any right on any individual to continue in the employ of or association with the Company or its subsidiaries or will interfere in any way with the right of the Company or subsidiaries to terminate at any time the employment of a person who is an Optionee.

4. Shares Subject to Option

4.01 The shares to be optioned under the Plan will be authorized but unissued Common Shares (“Shares”) of the Company.

4.02 The aggregate number of Shares for which Options may be granted will not exceed 10% of the issued and outstanding common share capital at the time that an Option is granted, subject to adjustment under Section 11 below.

4.03 The aggregate number of Shares for which Options may be granted to any one Optionee shall not exceed 10 % of the issued and outstanding share capital of the Company in any 12 month period, subject to adjustment under Section 11 hereof.

4.04 Shares subject to but not issued or delivered under an Option which expires or terminates shall again be available for option under the Plan.

4.05 The number of Shares under Option to any Consultant in any 12 month period shall not exceed 2% of the issued and outstanding common share capital of the Company, as calculated on the date that the Option is granted.

4.06 Options and Shares issuable upon their exercise shall bear securities rules legends and any other legends or restrictions required under applicable laws or regulations.

4.07 Disinterested shareholder approval must be obtained for any grant of Options to (a) “related persons” (as that term is defined under the applicable securities rules), within a 12 month period, of a number of options exceeding 10% of the issued share capital of the Company; or (b) a related person within a 12 month period, of a number of options exceeding 5% of the issued share capital of the Company.

5. Granting of Options

5.01 The Board may from time to time at its discretion, subject to the provisions of the Plan, determine those eligible individuals to whom Options will be granted, the number of Shares subject to such Options, the dates on which such Options are to be granted and the term of such Options.

5.02 The Board may, at its discretion, with respect to any Option, impose additional terms and conditions which are more restrictive on the Optionee than those provided for in the Plan.

5.03 Each Option will be evidenced by:

(a) a written agreement between, and executed by, the Company and the individual containing terms and conditions established by the Board with respect to such Option and will be consistent with the provisions of the Plan; or

(b) a certificate executed by the Company and delivered to the Optionee setting out the material terms of the Option, with a copy of this Plan attached thereto.

6. Option Price

6.01 The price per Share at which Shares may be purchased upon the exercise of an Option (the “Option Price”) shall not be less than the most recent share issuance price. The Option Price shall otherwise be determined by the Board in its discretion, provided that it shall be determined in compliance with applicable laws and regulations and rules of the stock exchange(s), over-the-counter marketplace, and/or quotation system(s) or service(s) upon which the Shares are traded at that time.

6.02 The Option Price must be paid in full at the time of exercise of the Option and no Shares will be issued and delivered until full payment is made. The manner of payment will be subject to the acceptance of the Company.

6.03 An Optionee will not be deemed the holder of any Shares subject to his Option until the Shares are delivered to him.

6.04 An Optionee may exercise any Option by electing on the exercise notice to the Company to exchange the Option for the number of Share(s) equal in value to the in-the-money value of the Option without payment of the Option Price. The value of Shares shall be determined by the Company in its sole discretion with reference to the volume-weighted average price (VWAP) of the Shares (calculated for the most recent 20 business days which shall include the day when the notice of exercise was received by the Company if such notice was received after market hours) on the Company’s primary stock exchange and, in the event the Shares are not listed on any stock exchange or quotation service, in its sole discretion. Any fractional number of Shares shall be rounded down.

6.05 The Board may, in its sole discretion, arrange with a brokerage firm a broker-assisted cashless exercise program. If such a program exists at the time of the exercise, an Optionee may exercise any Option pursuant to a broker-assisted cashless exercise, whereby the Optionee shall elect on the notice to the Company to receive:

(a) an amount in cash equal to the cash proceeds realized upon the sale in the capital markets of the Shares underlying the Options by the securities dealer designated by the Company, less the aggregate Option Price, any applicable withholding taxes, and any transaction costs charged by the securities dealer to sell the Shares;

(b) an aggregate number of Shares that is equal to the number of Shares underlying the Options minus the number of Shares sold in the capital markets by the securities dealer designated by the Company as required to realize cash proceeds equal to the aggregate Option Price, any applicable withholding taxes and any transaction costs charged by the securities dealer to sell the Shares; or

(c) a combination of (a) and (b) as requested by the Optionee in the notice of exercise.

7. Term of Option

7.01 The maximum term of any Option will be five years.

8. Transferability of Options

8.01 An Option may not be assigned or transferred. During the lifetime of an Optionee, the Option may be exercised only by the Optionee.

9. Termination of Employment

9.01 An Option granted to a person who is a director, employee, consultant or other qualified/authorized parties shall terminate no longer than 90 days after such person ceases to be in at least one of those categories.

9.03 The Company shall be under no obligation to give an Optionee notice of termination of an Option.

10. Death

10.01 Notwithstanding any other provision of this Plan, if any Optionee shall die holding an Option which has not been fully exercised, his personal representative, heirs or legatees may, at any time within one year after the date of such death (notwithstanding the normal expiry date of the Option under the provisions of Section 7 hereof) exercise the Option with respect to the unexercised balance of the Shares subject to the Option.

11. Changes in Shares

11.01 In the event the authorized common share capital of the Company as constituted on the date that this Plan comes into effect is consolidated into a lesser number of Shares or subdivided into a greater number of Shares, the number of Shares for which Options are outstanding will be decreased or increased proportionately as the case may be and the Option Price will be adjusted accordingly and the Optionees will have the benefit of any stock dividend declared during the period within which the said Optionee held his Option. Should the Company amalgamate or merge with any other company or companies (the right to do so being hereby expressly reserved) or otherwise complete an arrangement, sale of substantially all its assets and undertakings(if applicable), then and in each such case the number of shares of the resulting corporation to which an Option relates will be determined as if the Option had been fully exercised prior to the effective date of the amalgamation or merger and the Option Price will be correspondingly increased or decreased, as applicable. The interpretation and application of this section shall be determined by the Board, in its discretion.

12. Cancellation Options

12.01 The Board may, with the consent of the Optionee, cancel an existing Option, in accordance with the policies of the Exchange.

13. Amendment or Discontinuance

13.01 The Board may alter, suspend or discontinue the Plan, but may not, without the approval of the shareholders of the Company, make any alteration which would:

(a) increase the aggregate number of Shares subject to Option under the Plan except as provided in Section 11; or

(b) decrease the Option Price except as provided in Section 11.

Notwithstanding the foregoing, the terms of an existing Option may not be altered, suspended or discontinued without the consent in writing of the Optionee.

13.02 If the Option Price of an Option is reduced at any time when the Optionee is an Insider of the Company, the approval of the disinterested shareholders must be obtained prior to the exercise of such Option at the reduced Option Price.

14. Interpretation

14.01 The Plan will be construed according to the laws of the Province of Ontario.

15. Liability

15.01 No director, officer or employee of the Company will be personally liable for any act taken or omitted in good faith in connection with the Plan.